1 2nd Quarter 2022 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 2nd Quarter 2022 July 27, 2022

2 2nd Quarter 2022 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. Cautionary statements

3 2nd Quarter 2022 Unique relationship- based business model • Average C&I loans rose 18% to $2.2B for the quarter • Maintained discipline in our deposit pricing as retail deposit costs increased only 2 basis points • Asset quality remains clean Strengthen mortgage Grow community banking Highly profitable operations • Despite the challenges in mortgage, net income grew $7M, delivering a 1.1% return on average assets for the quarter • Our current quarter earnings demonstrate the resilience of our portfolio of businesses as EPS increased even as gain-on-sale revenue declined to less than 10% of our total revenue Positioned to thrive in any market • This quarter’s results provide yet another validation of our business mix and strategy • We believe we are still in the process of pivoting to a mix that is led by banking and servicing while representing a bottom for the mortgage business – future quarters will get better as banking and servicing continue to grow • NIM expanded 58 basis points to 3.69%; net interest income grew 17% • Average commercial loans, excluding warehouse, grew 9% and ended the quarter 9% higher than the average in the quarter • Delivered a return on average assets of 1.1% • Proactive expense management, combined with the variable cost structure of our mortgage business drove mortgage expenses down 11% • Our mortgage expense ratio declined 10 basis points to 1.14% of closing volume Strategic highlights • Grew our fee-generating portfolio of loans serviced or subserviced by 10% to nearly 1.4M accounts • Average custodial deposits remain an important source of liquidity; as we accumulate more owned MSR, these balances provide more funding at a lower average cost Award winning servicing business 1. References non-GAAP number. Please see reconciliations on pages 39 - 40.

4 2nd Quarter 2022 1. References non-GAAP number. Please see reconciliations on pages 39 - 40. Solid earnings Growth in community banking and servicing • Strong C&I loan growth with average balances up 18% from last quarter led by MSR lending • Controlled cost of total retail deposits only increasing 0.02%; total deposit costs of 0.16%, outperforming our internal betas • Total loans serviced grew to over $0.3 trillion of UPB at period end providing $4.6 billion of low-cost custodial deposits Mortgage revenue Strong asset quality Robust capital position • Total risk based capital ratio at 15.7%, or 17.5% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the risk weightings of the assets that fully collateralized the loans • Tier 1 leverage ratio at 12.2% and CET1 ratio at 13.2% reflecting strong capital generation • Over $1.1B of excess total risk-based capital over the minimum level needed to be considered well-capitalized • Adjusted net income of $63M, or $1.17 per diluted share, in 2Q22(1), • ROA of 1.1% and ROE of 8.7% despite the large amount of excess capital • TBV per share of $47.83(1) at 6/30/2022, as AOCI negatively impacted this by $1.82 per share • Gain on sale revenue of $27M due to a $1.1B, or 47%, decline in our retail volume as a result of lower refinance volumes • Net return on MSR of $22M, an annualized 16 percent return for the quarter • Credit reserves of $135M at 6/30/22, a $10M decrease from 2Q22, with a coverage ratio of 0.92% of loans HFI, or 1.27%, excluding warehouse loans • Early stage delinquencies were negligible, and there were no delinquent or nonperforming commercial loans at quarter-end • Pay-offs and improved delinquencies for the portfolio of expired forbearance loans in our loans with government guarantees portfolio resulting in the ACL release Financial highlights

Quarterly income comparison

2nd Quarter 2022

$mm

	2Q22	1Q22	$ Variance	% Variance
Net interest income	$193	$165	$28	17 %
(Benefit) provision for credit losses	(9)	(4)	(5)	125 %
Net interest income after PLL	202	169	33	20 %
Net gain on loan sales	27	45	(18)	(40)%
Loan fees and charges	29	27	2	7 %
Net return on mortgage servicing rights	22	29	(7)	(24)%
Loan administration income	33	33	0	— %
Other noninterest income	20	26	(6)	(23)%
Total noninterest income	131	160	(29)	(18)%
Compensation and benefits	122	127	(5)	(4)%
Commissions and loan processing	45	47	(2)	(4)%
Other noninterest expenses	86	84	2	2 %
Total noninterest expense[1]	253	258	(5)	(2)%
Income before income taxes[1]	**80**	**71**	**9**	**13 %**
Provision for income taxes[1]	17	16	1	6 %
Net income [1]	**$63**	**$55**	**$8**	**15 %**
Diluted income per share[1]	**$1.17**	**$1.02**	**$0.15**	**14 %**
Profitability				
Net interest margin	3.69 %	3.11 %	58 bps	
Net gain on loan sales / total revenue	8.1 %	13.8 %	(5.7)%	
Fallout adjusted rate lock commitments[2]	$7,100	$7,700	$(600)	(8)%
Mortgage closings[2]	$7,700	$8,200	$(500)	(6)%
Net gain on loan sale margin	0.39 %	0.58 %	(19) bps	

1. Non-GAAP number, please see reconciliations on pages 39 - 40.
2. Rounded to the nearest hundred million

Observations

Net interest income

- Net interest income increased $28 million
  - Net interest margin was 3.69%, a 58 bp increase largely attributable to our asset sensitivity, hedging strategies and managing deposit pricing.
  - June's NIM was 3.88%, a positive sign for the third quarter
  - Retail deposit costs, including retail DDA, rose only 2bps
  - Average earning assets decreased $0.6 billion, or 3 percent

Noninterest income

- Noninterest income decreased $29 million, or 18 percent
  - Net gain on loan sales was $27 million, driven by a $1.1 billion decline in retail volume.
  - The mortgage servicing rights portfolio yielded an annualized 16 percent return for the quarter.

Noninterest expense

- Noninterest expense decreased $5 million, or 2%
- The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.14%, a decrease of 10 bps compared to Q1

5 Flagstar Bancorp

Balance sheet highlights

2nd Quarter 2022

$mm

	June 30, 2022 $	Average Balance Sheet 2Q22 $	Incr (Decr)[1] $	%
Loans held-for-sale	$ 3,482	$ 3,571	$ (1,262)	(26)%
Consumer loans[2]	4,181	3,705	354	11 %
Commercial loans[3]	6,040	5,535	601	7 %
Warehouse Lending	4,434	4,099	126	3 %
Total loans held-for-investment[4]	14,533	13,339	955	8 %
Loans with government guarantees	1,144	1,161	(241)	(17)%
Other earning assets[5]	2,756	2,887	(304)	(24)%
Interest-earning assets	$ 21,915	$ 20,958	$ (611)	(3)%
Other assets	2,984	2,909	317	12 %
Total assets	$ 24,899	$ 23,867	$ (294)	(1)%
Total retail deposits	$ 9,957	$ 10,213	$ 44	— %
Government deposits	1,717	1,699	(180)	(10)%
Custodial deposits and other	4,974	5,576	(465)	(19)%
Total interest-bearing deposits	16,648	17,488	(258)	(2)%
Short-term FHLB advances & other	3,301	1,124	466	71 %
Long-term FHLB advances	700	982	(278)	(22)%
Other long-term debt	394	396	—	— %
Other liabilities	1,163	1,123	52	5 %
Total liabilities	$ 22,206	$ 21,113	$ (619)	22 %
Stockholders' equity	2,693	2,754	67	2 %
Total liabilities and stockholders' equity	$ 24,899	$ 23,867	$ (294)	(1)%
Tangible book value per common share[6]	$ 47.83			

1. Measured vs. the prior quarter
2. Consumer loans include first and second mortgages, HELOC and other consumer loans
3. Commercial loans include commercial real estate and commercial & industrial
4. Net of ACL
5. Other earning assets include interest earning deposits and investment securities
6. References a non-GAAP number. Please see reconciliations on page 47 - 48.

Observations

Interest-earning assets

- Average loans grew $1.0B, or 8%, from the prior quarter. Growth was most notable in the residential mortgage loan and C&I loan portfolios.
- Average loans held for sale declined $1.3B, or 26%
- Total loans held for investment, excluding warehouse loans, at quarter-end were $1.0B higher than the average during the quarter, setting us up well for average loan growth in the third quarter

Interest-bearing liabilities

- Average retail deposits were flat despite having only a 2 basis point increase in costs – a very low cost beta
- Custodial deposits declined slightly reflecting the impact of lower levels of refinancing activity

Equity

- Tangible book value per share declined to $47.83 despite $1.12 per share of net income as AOCI reduced total equity as a result of higher rates on the AFS securities portfolio

6 Flagstar Bancorp

7 2nd Quarter 2022 • Noninterest mortgage revenue dropped to 14% of total revenue, from 40% in the comparable quarter in the prior year. • Net interest margin has expanded to 3.69% from 3.11% last quarter and 2.90% in the year-ago quarter. Total Revenue • Our mortgage expense ratio declined to 1.14% of closing volume as staffing reductions across the quarter were made as expected volumes decreased. • A total of 550 positions have been eliminated through reductions and attrition in the mortgage business. Noninterest expense Total revenue and expense 1. Includes Servicing revenue/expense 2. Non-GAAP number, please see reconciliations on pages 39 - 40. Total revenue ($mm) $435 $461 $383 $325 $324 183 195 181 165 193 78 79 84 86 87 174 187 118 74 44 Net interest income Noninterest income - Non-Mortgage Noninterest income - Mortgage 2Q21 3Q21 4Q21 1Q22 2Q22 Quarterly adjusted noninterest expense2 ($mm) $290 $281 $285 $258 $253 159 156 164 156 163 131 125 121 102 90 1.03% 1.00% 1.14% 1.24% 1.14% Non-Mortgage NIE Mortgage NIE Mortgage expense 2Q21 3Q21 4Q21 1Q22 2Q22 (1) (1)

8 2nd Quarter 2022 Deposits and Lending Portfolio and strategy overview • Flagstar gathers deposits from consumers, businesses and select governmental entities – Total deposit cost of 0.16%, up 2 bps compared to 1Q22 as deposit rates lagged interest rate increases – For the quarter, average retail DDA balances (both interest and noninterest bearing) were flat. – Government and wholesale deposits declined 10% and 13%, respectively, as we allowed non-relationship deposits to decline Total average deposits $17.5B Total average LHFI $13.3B • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $13.3B during 2Q22 – Our loan portfolio exhibits asset sensitivity with a large proportion of variable rate loans in our warehouse, commercial and home equity portfolios. – Approximately 97% of our commercial/warehouse portfolio is variable, assuming a 75 bps rate hike in July that brings substantially all loans off their rate floors. – As consumer demand in the current rate environment has shifted to adjustable-rate mortgages, we’ve added to our 1st Mortgage HFI portfolio. – We’ve also found strong demand in MSR lending, which comprised $162M of the growth in C&I loans this quarter. DDA 24% Savings 24% MMDA 5% CD 5% Custodial 27% Government 10% Brokered 5% Total: $17.5B 0.16 % Cost of total deposits (1) Total: $13.3B 4.15 % LHFI yield 1st Mortgage 13.4% 2nds, HELOC & other 14.4% Warehouse 30.7% CRE 25.2% C&I 16.3% (1) Total deposits include non-interest bearing deposits.

9 2nd Quarter 2022 Commercial lending Diversified relationship-based approach Commercial & Industrial - $2.7b (6/30/2022) Warehouse - $4.4bn (6/30/2022)Overview Warehouse Commercial Real Estate Commercial & Industrial Collateral Breakdown Agency & Conventional 52% Jumbo 11% Government 20% Non-QM 17% Commercial Real Estate - $3.4b (6/30/2022) Property Type Home Building 29% Multi Family 14% Owner Occupied 11% Retail 9% Hotel/Motel 11% Office 7% Other 18% Industry Financial, insurance & real estate 73% Services 12% Manufacturing 11% Healthcare 1% Distribution 2% Government & education 1% • Warehouse lines with approximately 577 active relationships nationwide, of which approximately 50% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily relationships with Michigan based companies and national finance companies

10 2nd Quarter 2022 NPLs and performing TDRs ($mm) 1. Includes early stage delinquencies, defined as 30 to 89 days past due 2. Includes $35 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and have not yet returned to accrual status as of June 30, 2022 3. Excludes nonperforming loans held-for-sale Allowance coverage (% of loans HFI) Delinquencies(1) (% of loans HFI) Nonperforming loan and asset ratios Asset quality $121 $107 $127 $116 $129 33 34 22 23 22 55 58 62 97 99 19 35 32 9 Performing TDRs Consumer NPLs (2) Commercial NPL 6/30/2021 9/30/2020 12/31/2021 3/31/2022 6/30/2022 1.6% 1.3% 1.1% 1.1% 0.9% 2.6% 2.3% 1.7% 1.6% 1.3% Total Total excl. Warehouse 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022 0.53% 0.66% 0.70% 0.80% 0.68% 0.57% 0.70% 0.74% 0.84% 0.71% 0.30% 0.37% 0.39% 0.48% 0.42% NPL & TDRs/LHFI NPA/LHFI & OREOs (3) NPA/Total Assets (3) 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022 0.67% 0.75% 1.16% 0.90% 0.83% 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022

11 2nd Quarter 2022 CECL methodology - Forecast • Used 2-year forecasts as of June 2022 reflecting our forecast of economic conditions weighted 40% base, 30% adverse and 30% growth. • The base forecast contemplates the unemployment rate ending 2022 at 3.3%, rising to 3.5% by the end of 2023. • GDP is expected to increase 2.7% and 2.6% in 2022 and 2023, respectively, on an annual average basis. • HPI increases slightly by year-end 2022 and decreases to be about flat by year-end 2023. • The ACL decreased primarily due to a reduction in reserves for our loans with government guarantees due to payoffs and an improvement in the delinquency trends of expired forbearance loans. Allowance for credit losses ($mm) Current Expected Credit Loss (“CECL”) $131 $122 $14 $13 Modeled Allowance for Loan Losses Reserve for Unfunded Commitments Increase Decrease ACL 3 /31 /20 22 Net Cha rg eo ffs Volu me & P or tfo lio D ur ati on Cha ng es in E co no mic Fo re ca st Cre dit C ha ng es ACL 6 /30 /20 22 ($19)($2)$12 ($1)

Flagstar's one-stop-shop mortgage model

2nd Quarter 2022

Bank Synergies
- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

Sales – multi channel
- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

Secondary & Cap Markets
- Pricing & Hedging
- Outlets
  - o Sales
  - o Securitizations
  - o Retain on B/S


Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

Performing
- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

Default
- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

MSR Creation
- Sale and retain subservicing
- Retain MSR
  - o Agency
  - o GNMA
- Protect asset

Mortgage Ops
- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

12
Flagstar Bancorp

13 2nd Quarter 2022 Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Closings by purpose and expense ratio ($bn) Mortgage originations $168 $169 $91 $45 $27 1.35% 1.50% 1.02% 0.58% 0.39% Gain on loan sale ($mm) Gain on sale margin (HFS) 2Q21 3Q21 4Q21 1Q22 2Q22 $12.4 $11.3 $8.9 $7.7 $7.1 4.7 3.4 2.5 2.4 2.4 2.9 2.8 2.7 2.0 2.3 1.0 1.1 0.8 1.0 1.1 2.1 2.1 1.4 1.2 0.9 1.7 1.9 1.5 1.1 0.4 Correspondent Bulk Broker Distributed Retail Direct Lending 2Q21 3Q21 4Q21 1Q22 2Q22 $12.8 $12.5 $10.7 $8.2 $7.7 9.1 9.4 7.3 5.5 3.9 2.4 2.0 1.9 0.9 1.3 1.3 1.1 1.5 1.8 2.5 Conventional Jumbo Government 2Q21 3Q21 4Q21 1Q22 2Q22 $12.8 $12.5 $10.7 $8.2 $7.7 5.6 5.7 5.0 4.0 5.6 7.2 6.8 5.7 4.2 2.1 1.03% 1.00% 1.14% 1.24% 1.14% Purchase originations Refinance originations Mortgage expense 2Q21 3Q21 4Q21 1Q22 2Q22 Retail Mix % 49% 43% 51% 56% 80% 34% 33% 36% 36% 24% Purchase Mix %

14 2nd Quarter 2022 MSR / CET1 (Bancorp) Quarter-end loans serviced (000’s) Servicing profitability Average custodial deposits ($bn) Mortgage servicing 1,182 1,203 1,234 1,256 1,382 139 125 137 155 160 975 1,007 1,033 1,041 1,160 Serviced for Others Subserviced for Others Flagstar Loans HFI 2Q21 3Q21 4Q21 1Q22 2Q22 $17 $17 $20 $21 $17 1,165 1,192 1,218 1,245 1,319 Earnings before Tax ($mm) Average Loans Serviced ($000's) 2Q21 3Q21 4Q21 1Q22 2Q22 $6.2 $6.2 $6.3 $5.0 $4.6 2Q21 3Q21 4Q21 1Q22 2Q22 15% 14% 15% 20% 23% 2Q21 3Q21 4Q21 1Q22 2Q22 1. MSR/CET1 is 31% when including MSR asset purchase on July 1 (1)

15 2nd Quarter 2022 Observations 2Q22Flagstar Bancorp Total Risk Based Capital Ratio • Estimated $700 million of excess capital above our internal target operating range for our regulatory capital ratios • Total risk based capital ratio of 15.7% o Total risk based capital ratio would have been 17.5% if the risk-weighting of warehouse loans were adjusted to 50% • Tier 1 leverage ratio ended the quarter at 12.2% o Almost 600 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased Capital 11.2% 11.3% Tier 1 Leverage CET-1 to RWA Tier 1 to RWA Total RBC to RWA 2Q22 12.2% 13.2% 14.4% 15.7% 1Q22 11.8% 13.9% 15.2% 16.6%

Appendix Company overview 17 Financial performance 20 Community banking 22 Mortgage servicing 31 Mortgage originations 33 Capital and liquiditu 35 Guidance 38 Non-GAAP reconciliation 39

17 2nd Quarter 2022 Community banking •Leading Michigan-based bank with a balanced, diversified lending platform •$24.9bn of assets and $16.6bn of deposits •207k household & over 29k business relationships Mortgage origination •7th largest bank originator of residential mortgages ($39.1bn during twelve months ended June 30, 2022) •Scalable platform originating business in all channels and all 50 states including 79 retail home lending offices •More than 1,100 correspondent and more than 1,500 broker relationships Corporate Overview •Traded on the NYSE (FBC) •Headquartered in Troy, MI •Market capitalization $2.0bn(1) •Member of the Russell 2000 Index 1. Market capitalization as of July 26, 2022 2. Includes eight home lending offices located in banking branches. 79 Retail home lending Offices(2) 158 Flagstar Bank Branches Mortgage servicing •5th largest sub-servicer of mortgage loans nationwide •Servicing 1.4 million loans as of June 30, 2022 •Efficiently priced deposits from escrow balances Flagstar at a glance Company Overview

Company Overview
2nd Quarter 2022

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Meagan Belfinger

Chief Human Resources Officer
David Hollis

Corporate Responsibility
Beth Correa

General Counsel
Paul Borja

Chief Financial Officer — ***Jim Ciroli***
- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking and Servicing — ***Lee Smith***
- Since September 2020
- Previously COO for 7 years May 2013 – Aug 2020
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations

Community Banking — ***Reggie Davis***
- More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia

Chief Risk Officer — ***Steve Figliuolo***
- CRO since 6/14
- Over 40 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

Operations — ***Karen Buck***
- Joined Flagstar in 1/21
- Over 30 years of experience in the financial services industry, most recently with TD Bank

Chief Information Officer — ***Jennifer Charters***
- CIO since 6/18
- Over 25 years of IT and financial services experience with Ally Financial and Accenture

18
Flagstar Bancorp

19 2nd Quarter 2022 Risk management Best-in-class risk management platform with 261 FTEs(1) 1. Does not include 26 FTEs in internal audit as of 3/31/2022. Kristina Janssens Chief Compliance Officer Sandro DiNello President & CEO Board of Directors Steve Figliuolo Chief Risk Officer Risk Committee Enterprise Risk Committee FTEs Regulatory Affairs Chief Credit Officer QC / Appraisal Review MFIU Fraud Investigations Operational Risk Financial Crimes (BSA/AML) Compliance Vendor Management Information Security Company Overview 52 19 56 12 3 17 55 12 35

20 2nd Quarter 2022 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Revenue Composition and Earnings Metrics Financial Performance 1. Non-GAAP number for 2020 and 2021. Please see reconciliations on pages 39 - 40. Financial performance Revenue (millions) Six Months Ended June 30, 2021 Six Months Ended June 30, 2022 Percentage of Revenue Percentage Increase Community Banking $340 $275 42% (19) % Mortgage Servicing 124 137 21% 10 % Subtotal 464 412 63% (11) % Mortgage Origination 530 220 34% (58) % Other (47) 17 3% (136) % Total $ 947 $ 649 100% (31) % Financial Metrics Adjusted Diluted Earnings per Share $ 6.03 $ 2.20 (1) (63.6) % Adjusted Return on Average Assets 2.2% 1.0% (1) (124) bps Adjusted ROATCE 30.7% 9.6% (1) (2,106) bps

21 2nd Quarter 2022 Average earning assets and net interest income Higher net interest income is stabilizing earnings 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on pages 39 - 40. 2. References non-GAAP number as it excludes impact of $0.1 billion(2Q20), $1.4 billion (3Q20), $1.8 billion (4Q20), $1.8 billion (1Q21), $1.3 billion (2Q21), $0.4 billion (3Q21), $0.2 billion (4Q21) and $0.1 billion (1Q22) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 39 - 40. Community Banking (2)(2) (1) (2) (2)(2) (2)(2)(2)(2)(1) $115 $124 $123 $126 $138 $146 $152 $148 $168 $180 $189 $189 $183 $195 $181 $165 $193 $16.0 $16.8 $16.4 $16.3 $17.8 $19.0 $20.7 $21.2 $23.6 $24.3 $25.3 $25.4 $23.9 $25.3 $24.1 $21.6 $21.0 Net interest income ($mm) Average earning assets ($bn) 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 (1) (2) CAGR 25% CAGR 30% 2.86% 2.93% 2.99% 3.09% 3.08% 3.05% 2.93% 2.81% 2.88% 2.94% 2.98% 3.02% 3.06% 3.04% 2.98% 3.12% 3.69%Adjusted NIM: (1) (2) (2) (2) (2) (2) (2) (2) (2)

Community Banking
2nd Quarter 2022

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2021 Rank Overall	Institution	Branches	Deposits as of 06/30/2021 ($mm) Total	Share	% YoY Change
1	JPMorgan Chase	194	$ 74,621	24 %	18 %
2	Huntington	415	39,892	13 %	0 %
3	Comerica	193	39,011	12 %	10 %
4	Bank of America	82	30,661	10 %	5 %
5	PNC	152	23,361	7 %	10 %
6	Fifth Third	182	21,862	7 %	1 %
7	Flagstar	114	17,579	6 %	2 %
8	Citizens	75	6,837	2 %	7 %
9	Independent	67	3,929	1 %	10 %
10	Mercantile Bank Corp.	39	3,676	1 %	12 %
	Top 10	**1,513**	**$ 261,428**	**84 %**	**8 %**

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth (5)	Proj pop growth (5)
Oakland County, MI[1]	$ 6,966	53.6 %	9.0 %	$ 86,562	10.7 %	1.4 %
Grand Rapids, MI MSA	342	2.6 %	1.1 %	68,835	10.2 %	2.7 %
Ann Arbor, MI MSA	256	2.0 %	2.0 %	78,844	12.5 %	1.7 %
Fort Wayne, IN[2]	925	7.1 %	7.3 %	60,610	9.4 %	2.8 %
Key Midwest Markets[3]	8,490	65.3 %	6.4 %	82,786	10.6 %	1.6 %
San Bernardino County, CA [4]	760	5.8 %	1.0 %	60,922	12.8 %	3.6 %
National aggregate				**$ 67,761**	**9.0 %**	**2.9 %**

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2021 and projections based on 2021 estimates; MI-based banks highlighted.

1. Oakland County data excludes $5.7bn of custodial deposits held at company headquarters.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
4. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
5. 2021–2026 growth rates

22
Flagstar Bancorp

23 2nd Quarter 2022Community banking Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 1. Includes custodial deposits which are included as part of mortgage servicing. Average commercial loans ($bn) Average consumer loans ($bn) Community Banking $3.7 $3.6 $3.4 $3.4 $3.7 1.9 1.7 1.6 1.5 1.8 1.8 1.9 1.8 1.9 1.9 Residential First Mortgages Other Consumer Loans 2Q21 3Q21 4Q21 1Q22 2Q22 $19.1 $19.4 $19.8 $18.1 $17.5 9.9 10.0 10.3 10.2 10.2 1.8 2.0 2.0 1.9 1.7 6.2 6.1 6.3 5.0 4.6 Retail Government Custodial deposits Brokered deposits 2Q21 3Q21 4Q21 1Q22 2Q22 $10.0 $10.0 $9.9 $9.0 $9.6 1.5 1.4 1.5 1.8 2.2 3.1 3.2 3.3 3.2 3.4 5.4 5.4 5.2 4.0 4.1 Commercial and Industrial Commercial Real Estate Warehouse 2Q21 3Q21 4Q21 1Q22 2Q22 $18.5 $18.5 $20.6 $21.5 $22.3 2.8 2.7 3.4 3.5 4.3 5.0 4.9 5.4 5.5 5.9 10.7 10.9 11.8 12.5 12.1 Commercial and Industrial Commercial Real Estate Warehouse 2Q21 3Q21 4Q21 1Q22 2Q22

24 2nd Quarter 2022 • Average LTV ~52% and DSC ~2.2% • 62% LIBOR / 25% Prime Rate / 3% Fixed Rate / 10% SOFR • Shared National Credits ~5% of portfolio Commercial Real Estate ($bn) Commercial real estate portfolio detail Portfolio Characteristics State Breakdown (by collateral location) Community Banking Property Breakdown Collateral Type NBV Commitment % Utilization Home Builder $ 1.0 $ 2.5 40.2 % Owner Occupied 0.4 0.4 97.5 % Multi Family 0.4 1.0 45.6 % Retail 0.3 0.3 85.5 % Office 0.2 0.3 93.7 % Hotel/Motel 0.4 0.5 86.6 % Senior Living Facility 0.3 0.3 82.2 % Industrial 0.1 0.2 38.9 % Parking Garage/Lot 0.1 0.1 99.9 % All Other 0.2 0.3 81.0 % Total CRE $ 3.4 $ 5.9 58.4 % Michigan 38% Texas 9% California 9% Ohio 7% Colorado 7% Other 30% Home Building 29% Multi Family 13% Owner Occupied 11% Hotel/Motel 12% Retail 9%Office 7% Other 19%

25 2nd Quarter 2022 Commercial & Industrial ($bn) Commercial and industrial portfolio detail Portfolio Characteristics State Breakdown Community Banking • 47% LIBOR / 31% SOFR / 7% Prime Rate / 6% BSBY / 9% Fixed Rate • Shared national credits ~75% of portfolio • The financial and insurance portfolio includes $605 million in loans that are collateralized by MSR assets with an average amortized cost of $76 million and an average commitment of $118 million Industry Breakdown NBV Commitment % Utilization Financial & Insurance $ 1.2 $ 2.0 60.0 % Services 0.3 0.5 60.0 % Manufacturing 0.3 0.4 75.0 % Home Builder Finance 0.5 0.9 55.6 % Rental & Leasing 0.2 0.4 50.0 % All Other 0.1 0.1 100.0 % Total C&I $ 2.7 $ 4.3 62.8 % MI 23% NY 13% FL 14% CA 7% SC 10% TX 9% NJ 4% OH 2% WI 2% OTHER 15% Financial, insurance & real estate 73% Services 12% Manufacturing 11% Healthcare 1% Distribution 2% Government & education 1%

26 2nd Quarter 2022 FBC warehouse loan commitments ($bn) Warehouse lending Community Banking Lenders ranked by commitments ($mm) Source: Inside Mortgage Finance Report published on May 6, 2022, with balances as of March 2022. ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Flagstar is well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations ● Collateral Breakdown: Agency & Conventional 52.6% Government 19.9% / Jumbo 10.7% / Non-QM 16.8% Net charge-offs 6 bps annual loss rate since 2006 $10.4 $10.8 $11.8 $12.3 $12.1 5.9 6.2 5.0 4.6 4.4 4.5 4.6 6.8 7.7 7.6 Outstandings Unfunded Commitments 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022 YOY 1Q22 Rank Institution Growth Total Share 1 JPMorgan Chase 12% $ 23,000 17% 2 Flagstar 13% 13,019 10% 3 First Horizon 22% 11,450 8% 4 TIAA FSB -6% 10,010 7% 5 Truist Bank -12% 8,319 6% 6 Merchants Bank 17% 8,000 6% 7 Texas Capital -35% 5,827 4% 8 Western Alliance Bank -1% 5,230 4% 9 Wells Fargo -25% 5,015 4% 10 Customers Bank -14% 4,900 4 % Top 10 — % $ 94,770 70% $1.0 $1.1 $1.2 $1.1 29 22 17 17 1 NCO ($mm) NCO Rate 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21

27 2nd Quarter 2022Home builder finance Community Banking Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We have direct relationships with 10 of the top 10 and do business with 69 of the top 100 builders nationwide (97 of the top 200) through June 2022. Home builder finance footprint Overview Tightening housing supply 1. Commitments are for loans classified as commercial real estate and commercial & industrial. $2,258 $2,407 $2,731 $2,960 $3,419 $843 $956 $1,041 $1,225 $1,473 $1,415 $1,451 $1,690 $1,735 $1,947 Unpaid principal balance Unused 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022 Existing home sales (mm) Months supply of existing homes for sale 20 00 20 01 20 02 20 03 20 04 20 05 20 07 20 08 20 09 20 10 20 11 20 12 20 14 20 15 20 16 20 17 20 18 20 19 20 21 20 22 0 1 2 3 4 5 6 7 8 0 2 4 6 8 10 12 Source: Bloomberg (through 6/30/22)

28 2nd Quarter 2022 • 85 borrowers, average UPB of $18 million and average commitment of $21 million • Total SNC breakdown: C&I ~82% / CRE ~10% / Warehouse ~8% • No nonperforming loans as of 6/30/2022 • Loans totaling $33 million are rated as special mention or substandard • Average UPB of ~$16 million per loan • Loans totaling $40 million of UPB are rated as special mention or substandard • SNCs comprised $341 million of total leveraged loan UPB Leverage lending commentary Estimates subject to change based on continuing review of models and assumptions, portfolio performance, changes in forecasted macroeconomic conditions and loan mix Leverage lending and SNCs Shared national credits “SNCs” commentary Portfolio Composition - $0.3b UPB (6/30/2022) Community Banking Portfolio Composition - $1.7bn UPB (6/30/2022) Services 33% Financials & Insurance 38% Rental & Leasing 10% Manufacturing 9% Warehouse 9% Other 1% Manufacturing 44% Financials & Insurance 20% Services 29% Healthcare 5% Commodities 2%

29 2nd Quarter 2022Allowance for credit losses Community Banking 1. Includes reserve for unfunded commitment of $14 million and $13 million at 3/31/2022 and 6/30/2022, respectively. March 31, 2022 June 30, 2022 Amount % of LHFI Amount % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 43 2.9% $ 33 1.5 % Home Equity 16 2.7% 21 3.3 % Other Consumer 34 2.7% 31 2.3 % Total Consumer 93 2.8% 85 2.0 % Commercial: Commercial Real Estate 22 0.7% 22 0.6 % Commercial and Industrial 13 0.7% 11 0.4 % Warehouse Lending 3 0.1% 4 0.1 % Total Commercial 38 0.4% 37 0.4 % Total Credit Reserve(1) $ 145 1.1% $ 135 0.9 % Total Credit Reserve Excluding Warehouse $ 142 1.7% $ 131 1.3%

30 2nd Quarter 2022 154 7 35 MSR portfolio MSR portfolio characteristics (% UPB)MSR portfolio statistics Net return (loss) on mortgage servicing rights ($mm) Mortgage Servicing By Vintage 2022 20% 2021 46% 2020 18% 2019 & prior 16% By Investor Freddie 31% Fannie 48% GNMA 20% Private 1% Measure ($mm) 03/31/2022 06/30/2022 Difference Unpaid principal balance $38,929 $41,433 $2,504 Fair value of MSR $523 $622 $99 Capitalized rate (% of UPB) 1.34% 1.50% 16 bps Multiple 4.161 4.490 0.329 Note rate 3.31% 3.45% 14 bps Service fee 0.31% 0.31% 0 bps Average Measure ($000) UPB per loan $259 $259 $ — FICO 736 734 (2) Loan to value 72.10% 72.63% 53 bps $ Return 2Q21 3Q21 4Q21 1Q22 2Q22 Net hedged profit (loss) $4 $3 $7 $7 $10 Carry on asset 27 24 22 21 25 Run-off (28) (20) (18) (15) (13) EBO MSR Write-off (8) (7) — (1) — Gross return on the MSR ($) $ (5) $ — $ 11 $ 12 $ 22 Sale transaction & P/L — (3) 1 3 — Model changes — 12 8 14 — Net return on the MSR ($) $ (5) $ 9 $ 20 $ 29 $ 22 Average MSR ($) $ 396 $ 290 $ 358 $ 443 $ 564 Net return on the MSR (%) -4.9% 12.3% 22.2% 26.5% 15.8%

31 2nd Quarter 2022 154 7 35 Servicing Servicing Profitability Mortgage Servicing 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations. ($mm) 2Q21 3Q21 4Q21 1Q22 2Q22 Net interest income Interest income (FTP) $ 5 $ 6 $ 6 $ 6 $ 9 Interest expense on custodial deposits (1) (2) (2) (2) (3) (5) Total net interest income 3 4 4 3 4 Noninterest income (2) Service fee income 36 36 42 40 39 Ancillary fee income 19 20 18 21 22 Late fee income 4 4 3 3 5 Total noninterest income 59 60 63 64 66 Noninterest expense (3) (45) (47) (48) (46) (53) Earnings before Tax $ 17 $ 17 $ 19 $ 21 $ 17 Average Custodial Deposits ($bn) $ 6.2 $ 6.3 $ 6.3 $ 5.0 $ 4.8 Average Loans Serviced for Others (000's) 1,165 1,192 1,218 1,245 1,319

32 2nd Quarter 2022 • 2.7% market share with #9 national ranking(1) • More than 1,100 correspondent partners • Top 10 relationships account for 12% of overall correspondent volume • Warehouse lines with 564 correspondent relationships Mortgage Originations Residential mortgage originations by channel ($bn) BrokerCorrespondent Retail • 0.7% market share with #17 national ranking(1) • 1,500 broker relationships • Top 10 relationships account for 10% of overall brokerage volume 1. Data source: As reported by Inside Mortgage Finance for published 12/31/2021. • 82 retail locations in 28 states • Direct Lending is 59% of retail volume National distribution through multiple channels $7.4 $7.3 $5.9 $4.5 $4.6 4.3 4.3 3.0 2.3 2.5 3.1 3.0 2.9 2.2 2.1 Other Bulk 2Q21 3Q21 4Q21 1Q22 2Q22 $1.1 $1.1 $1.0 $0.8 $1.2 Broker 2Q21 3Q21 4Q21 1Q22 2Q22 $4.3 $4.1 $3.8 $2.9 $1.9 2.4 2.1 1.8 1.2 1.1 1.9 2.0 2.0 1.7 0.8 Distributed Retail Direct Lending 2Q21 3Q21 4Q21 1Q22 2Q22

33 2nd Quarter 2022 Flagstar has a scalable origination platform that drives profitability in almost any mortgage origination market Mortgage Originations Source: Mortgage Bankers Association (MBA) for actual periods and a blended average of forecast by Fannie Mae (6/17/2022), Freddie Mac (4/18/2022) and MBA (6/18/2022). 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2021 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2021 = 100). U.S. residential mortgage origination market (historical and projected volumes) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.7 2.2 4.1 4.0 2.6 2.3 2.5 1.1 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.3 4.1 5.4 3.8 4.0 3.5 3.0 1.9 2.4 2.0 1.7 2.3 2.1 1.4 1.8 2.2 1.9 1.7 2.2 4.1 4.0 2.6 2.3 2.5 1.4 2.1 2.3 1.7 1.4 1.6 1.7 3.2 2.6 2.0 3.9 4.8 6.2 4.3 4.5 3.9 3.3 2.1 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.2 4.1 4.0 2.6 2.2 2.5 Nominal ($) Real(1)($) Adj(2)($) 1.4 2.1 2.3 1.7 1.4 1.6 1.7 3.2 2.6 2 3.9 4.8 6.2 4.3 4.5 3.9 3.3 2.1 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.2 4.1 4 2.6 2.2 2.5 19 91 19 92 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 F 20 23 F 20 24 F

34 2nd Quarter 2022 154 7 35 Balance sheet composition Capital and Liquidity 2Q22 average balance sheet (%) Attractive relationship lending with very low delinquencies Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~55% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar Efficiently funds loans held-for-sale and warehouse loans 1) Other LHFI includes home equity and other consumer loans. 12% 31% 17% 15% 12% 10% Assets 12% 9% 19% 53% Liabilities & Equity Other assets 2% MSR Commercial loans and other LHFI (1) Warehouse loans Loans held-for-sale Mortgage loans held- for-investment Agency MBS 1% Cash Equity 5% Other liabilities 2% Other LT debt FHLB borrowings Custodial deposits Deposits excluding custodial deposits

Capital and Liquidity
2nd Quarter 2022

Liquidity and funding

Adjusted HFI loan-to-deposit ratio[1]


64%
60%
61%
64%
72%
2Q21
3Q21
4Q21
1Q22
2Q22

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
24%
14%
10%
13%
2%
11%
1Q22
2Q22

Commentary

- Flagstar has invested significantly in building its Community Banking business, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $1.8 billion of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on pages 39 - 40.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

35

36 2nd Quarter 2022 • Flagstar’s Net Interest Income remains asset sensitive Interest rate risk 154 7 35 Capital and Liquidity Earnings at Risk Economic Value of Equity

Earnings guidance[1]

2nd Quarter 2022

3rd Quarter 2022 Outlook (unless otherwise noted)	
Net interest income	Net interest income up 10 to 15% • NIM continues to expand to 3.80% to 3.90% in the third quarter, with a full year NIM also between 3.55% and 3.65% • Earning assets grow approximately 10% on seasonality and growth • Guidance assumes a 75 bps hike in July and a 50 bps hike in September
Noninterest income	• GOS revenue remains at the same level as Q2 • Net return on MSR normalizes to its historical range; full-year return 10 - 12%, depending upon market conditions • Loan administration income declines consistent with LIBOR-based credits we provide to our subservicing customers on their escrow balances deposited with us
Noninterest expense	• Noninterest expense of $230 to $240 million, excluding merger costs o Guidance reflects staffing reductions in mortgage that have already been made • Efficiency ratio in the low seventies
Provision for Loan Loss	• No further ACL releases are expected • Provision should approximate NCOs, albeit reflecting strong asset quality

1) See cautionary statements on slide 2.

37

Flagstar Bancorp

Non-GAAP reconciliation

Non-GAAP Reconciliation
2nd Quarter 2022

$mm

Adjusted ROA, ROE and ROTCE

	6 Months ended June 30, 2022	6 Months ended June 30, 2021
Return on Average Assets	0.94 %	2.0 %
Adjustment to remove DOJ benefit (net of tax)	— %	0.2 %
Adjustment for CEO SERP	— %	— %
Adjustment for merger costs	0.04 %	— %
Adjusted return on average assets	**0.98 %**	**2.2 %**
Return on average tangible common equity	9.05 %	26.9 %
Adjustment to remove DOJ benefit (net of tax)	— %	3.9 %
Adjustment for CEO SERP	— %	(1.1)%
Adjustment for merger costs	0.65 %	1.0 %
Adjusted return on tangible commmon equity	**9.70 %**	**30.7 %**

Tangible Book Value Per Share and Tangible Common Equity to Assets Ratio

	As of June 30, 2022	As of March 31, 2022
Total stockholders' equity	$ 2,693	$ 2,733
Goodwill and intangible assets	142	145
Tangible book value	$ 2,551	$ 2,588
Number of common shares outstanding	53,329,993	53,236,067
Tangible book value per share	$ 47.83	$ 48.61

Adjusted HFI Loan-to-Deposit Ratio

	As of June 30, 2022	As of March 31, 2022	As of December 31, 2021	As of September 30, 2021	As of June 30, 2021
Average LHFI	$ 13,339	$ 12,384	$ 13,314	$ 13,540	$ 13,688
Less: Average warehouse loans	4,099	3,973	5,148	5,392	5,410
Adjusted average LHFI	$ 9,240	$ 8,411	$ 8,166	$ 8,148	$ 8,278
Average deposits	$ 17,488	$ 18,089	$ 19,816	$ 19,686	$ 19,070
Less: Average custodial deposits	4,641	4,970	6,309	6,180	6,188
Adjusted average deposits	$ 12,847	$ 13,119	$ 13,507	$ 13,506	$ 12,882
HFI loan-to-deposit ratio	76.3 %	68.5 %	67.2 %	68.8 %	71.8 %
Adjusted HFI loan-to-deposit ratio	71.9 %	64.1 %	60.5 %	60.3 %	64.3 %

38

Flagstar Bancorp

39 2nd Quarter 2022Non-GAAP reconciliation (continued) Non-GAAP Reconciliation $mm Adjusted Total Revenues and Noninterest Expense 6 Months ended June 30, 2022 3 Months ended June 30, 2022 3 Months ended March 31, 2022 3 Months ended December 31, 2018 Net interest income $ 152 Adjustment to remove hedging gains (29) Adjusted net interest income $ 123 Noninterest expense $ 517 $ 256 $ 261 Adjustment to remove DOJ settlement expense — — — Adjustment for merger costs 6 3 3 Adjusted noninterest expense $ 511 $ 253 $ 258 Income before income taxes $ 145 $ 77 $ 68 Adjustment to remove DOJ settlement expense — — — Adjustment for merger costs 6 3 3 Adjusted income before income taxes $ 151 $ 80 $ 71 Provision for income taxes $ 32 $ 17 $ 15 Adjustment to remove DOJ settlement expense — — — Adjustment for merger costs (1) — (1) Adjusted provision for income taxes $ 33 $ 17 $ 16 Net Income $ 113 $ 60 $ 53 Adjusted net income $ 118 $ 63 $ 55 Weighted average common shares outstanding 53,244,886 53,269,631 53,219,866 Weighted average diluted common shares 53,556,607 53,535,448 53,578,001 Adjusted basic earnings per share $ 2.21 $ 1.18 $ 1.03 Adjusted diluted earnings per share $ 2.20 $ 1.17 $ 1.02